Exhibit 4.1

SUPPLEMENTAL INDENTURE NO. 5

among

CRESTWOOD MIDSTREAM PARTNERS LP,

as Original Issuer,

CRESTWOOD MIDSTREAM FINANCE CORPORATION,

as Original Co-Issuer,

CRESTWOOD GAS SERVICES OPERATING LLC,

CRESTWOOD GAS SERVICES OPERATING GP LLC,

COWTOWN GAS PROCESSING PARTNERS L.P.,

COWTOWN PIPELINE PARTNERS L.P.,

CRESTWOOD APPALACHIA PIPELINE LLC,

CRESTWOOD ARKANSAS PIPELINE LLC,

CRESTWOOD MARCELLUS PIPELINE LLC,

CRESTWOOD NEW MEXICO PIPELINE LLC,

CRESTWOOD PANHANDLE PIPELINE LLC,

CRESTWOOD PIPELINE LLC,

CRESTWOOD SABINE PIPELINE LLC and

SABINE TREATING, LLC,

as Existing Guarantors,

CRESTWOOD MIDSTREAM PARTNERS LP (f/k/a INERGY MIDSTREAM, L.P.),

as Successor Issuer,

CRESTWOOD MIDSTREAM FINANCE CORP. (f/k/a NRGM FINANCE CORP.),

as Successor Co-Issuer,

FINGER LAKES LPG STORAGE, LLC,

CENTRAL NEW YORK OIL AND GAS COMPANY, L.L.C.,

INERGY STORAGE, INC.,

INERGY PIPELINE EAST, LLC,

INERGY GAS MARKETING, LLC,

ARLINGTON STORAGE COMPANY, LLC,

US SALT, LLC,

INERGY CRUDE LOGISTICS, LLC

INERGY TERMINALS, LLC

INERGY DAKOTA PIPELINE, LLC and

INERGY MIDSTREAM OPERATIONS, LLC

as New Guarantors,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

October 7, 2013

7.75% Senior Notes due 2019

SUPPLEMENTAL INDENTURE NO. 5 (this “Supplemental Indenture”), dated as of October 7, 2013, among Crestwood Midstream Partners LP, a Delaware limited partnership (f/k/a Inergy Midstream, L.P., the “Successor Issuer”), Crestwood Midstream Finance Corp. (f/k/a NRGM Finance Corp.), a Delaware corporation (the “Successor Co-Issuer” and, together with the Successor Issuer, the “Successor Issuers”), Finger Lakes LPG Storage, LLC, Central New York Oil and Gas Company, L.L.C., Inergy Storage, Inc., Inergy Pipeline East, LLC, Inergy Gas Marketing, LLC, Arlington Storage Company, LLC, US Salt, LLC, Inergy Crude Logistics, LLC, Inergy Terminals, LLC, Inergy Dakota Pipeline, LLC and Inergy Midstream Operations, LLC (collectively, the “New Guarantors”), Crestwood Midstream Partners LP, a Delaware limited partnership (the “Original Issuer”), Crestwood Midstream Finance Corporation, a Delaware corporation (the “Original Co-Issuer” and, together with the Original Issuer, the “Original Issuers”), each other existing Guarantor under the Indenture referred to below and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Original Issuers and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture dated as of April 1, 2011 (the “Base Indenture”), providing for the issuance of the Original Issuers’ 7.75% Senior Notes due 2019 (the “Notes”), as supplemented by Supplemental Indenture No. 1, dated as of November 29, 2011, Supplemental Indenture No. 2, dated as of January 6, 2012, Supplemental Indenture No. 3, dated as of March 22, 2012 and Supplemental Indenture No. 4, dated as of April 11, 2013 (the Base Indenture as supplemented thereby, the “Indenture”);

WHEREAS, Sections 5.01 and 5.02 of the Base Indenture provide that under the circumstances set forth therein, the Successor Issuers shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Successor Issuers shall unconditionally assume all of the Obligations of the Original Issuers under the Indenture and the Notes on the terms and conditions set forth herein;

WHEREAS, Section 4.15 of the Base Indenture provides that under the circumstances set forth therein, the New Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all of the Original Issuers’ Obligations under the Indenture and the Notes on the terms and conditions set forth herein (the “Note Guarantees”); and

WHEREAS, pursuant to Section 9.01 of the Base Indenture, the Trustee, the Successor Issuers, the Original Issuers, the New Guarantors and the existing Guarantors are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Successor Issuers, the Original Issuers, the New Guarantors, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO ASSUME OBLIGATIONS. The Successor Issuers hereby unconditionally assume all obligations of the Original Issuers, on the terms and subject to the conditions set forth in Article 5 of the Base Indenture, and agree to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of an “Issuer” or “Co-Issuer”, as applicable, under the Indenture.

3. AGREEMENT TO GUARANTEE. The New Guarantors hereby unconditionally Guarantee, jointly and severally with all existing Guarantors, on the terms and subject to the conditions set forth in Article 10 of the Base Indenture, and agree to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a “Guarantor” under the Indenture.

4. NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder, member or partner of either of the Successor Issuers, any parent entity of the Successor Issuer or any Subsidiary of the Successor Issuer, as such, will have any liability for any obligations of the Successor Issuers or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

5. NOTICES. All notices or other communications to the Successor Issuers or the New Guarantors shall be given as provided in Section 12.02 of the Base Indenture.

6. RATIFICATION OF INDENTURE, SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

7. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile of PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the Base Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

9. EFFECT OF HEADINGS. The Section headings of this Supplemental Indenture have been inserted for convenience of reference only and are not to be considered part of this Supplemental Indenture or the Base Indenture and will in no way modify or restrict any of the terms or provisions hereof or thereof.

10. SEVERABILITY. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

11. TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Successor Issuer and not those of the Trustee, and the Trustee assumes no responsibility for their correctness.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: October 7, 2013

Successor Issuer:

CRESTWOOD MIDSTREAM PARTNERS LP (f/k/a
INERGY MIDSTREAM, L.P.),
By Crestwood Midstream GP, LLC, its General Partner

By:	/s/ Robert G. Phillips
Name: Robert G. Phillips
Title: President

Successor Co-Issuer:

CRESTWOOD MIDSTREAM FINANCE CORP. (f/k/a
INERGY Midstream, L.P.)

By:	/s/ Robert G. Phillips
Name: Robert G. Phillips
Title: President

New Guarantors:

FINGER LAKES LPG STORAGE, LLC
CENTRAL NEW YORK OIL AND GAS COMPANY, L.L.C.
INERGY STORAGE, INC.
INERGY PIPELINE EAST, LLC
INERGY GAS MARKETING, LLC
ARLINGTON STORAGE COMPANY, LLC
US SALT, LLC
INERGY CRUDE LOGISTICS, LLC
INERGY TERMINALS, LLC
INERGY DAKOTA PIPELINE, LLC
INERGY MIDSTREAM OPERATIONS, LLC

By:	/s/ Robert G. Phillips
Name: Robert G. Phillips
Title: President

Original Issuer:

CRESTWOOD MIDSTREAM PARTNERS LP
By Crestwood Gas Services GP LLC, its general partner

By:	/s/ Robert G. Phillips
Name: Robert G. Phillips
Title: President

Original Co-Issuer:

CRESTWOOD MIDSTREAM FINANCE CORPORATION

By:	/s/ Robert G. Phillips
Name: Robert G. Phillips
Title: President

Existing Guarantors:

CRESTWOOD GAS SERVICES OPERATING LLC
CRESTWOOD GAS SERVICES OPERATING GP LLC
COWTOWN GAS PROCESSING PARTNERS L.P.,
By Crestwood Gas Services Operating GP LLC, its general partner
COWTOWN PIPELINE PARTNERS L.P.,
By Crestwood Gas Services Operating GP LLC, its general partner
CRESTWOOD APPALACHIA PIPELINE LLC
CRESTWOOD ARKANSAS PIPELINE LLC
CRESTWOOD MARCELLUS PIPELINE LLC
CRESTWOOD NEW MEXICO PIPELINE LLC
CRESTWOOD PANHANDLE PIPELINE LLC
CRESTWOOD PIPELINE LLC
CRESTWOOD SABINE PIPELINE LLC
SABINE TREATING, LLC
CRESTWOOD OHIO MIDSTREAM PIPELINE LLC

By:	/s/ Robert G. Phillips
Name: Robert G. Phillips
Title: President

Trustee:

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., as Trustee

By:	/s/ Michael Countryman
Name:Michael Countryman
Title:Vice President